Exhibit 1.1

WAIVER AND CONSENT NO. 2 TO CREDIT AGREEMENT

WAIVER AND CONSENT TO CREDIT AGREEMENT, dated as of February 26, 2018 (this “Waiver and Consent”), with respect to that certain Credit Agreement dated as of November 8, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among QUALCOMM INCORPORATED, a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and GOLDMAN SACHS BANK USA, as administrative agent for the Lenders (together with any successor agent appointed pursuant to the Credit Agreement, in such capacity, the “Administrative Agent”).

In consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used but not defined herein shall have their respective meanings set forth in the Credit Agreement.

2. Waiver and Consent under the Credit Agreement.

a.  The Required Lenders hereby (x) consent to any modification, consent, amendment or waiver to the Acquisition Agreement that increases the Offer Consideration (as defined in the Acquisition Agreement as in effect on October 27, 2016) from $110.00 per Share (as defined in the Acquisition Agreement as in effect on October 27, 2016), in cash, without interest, to not more than $127.50 per Share, in cash, without interest (the “Contemplated Amendment”) and (y) waive the requirement for Arranger consent pursuant to Section 4.02(b) of the Credit Agreement solely to with respect to the Contemplated Amendment.

b.  The Required Lenders hereby waive the requirement pursuant to Section 4.02(d) to deliver (x) audited financial statements for the Acquired Business for the fiscal year ended December 31, 2017, (y) unaudited financial statements of the Acquired Business for the fiscal quarter ended March 31, 2018 and (z) customary pro forma financial statements of the Borrower giving effect to the Transactions (and such other acquisitions).

c.  The Waiver and Consent set forth in this Section 2 shall be effective only in this specific instance and for the specific purposes set forth herein, and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect

3. Effectiveness. This Waiver and Consent will become effective upon the date on which the Administrative Agent shall have received from the Borrower and the Required Lenders an executed counterpart of this Waiver and Consent (or photocopies thereof sent by fax, pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

4. Representations and Warranties. The Borrower represents and warrants as of the date hereof that, after giving effect to this Waiver and Consent, (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement will be true in all material respects on and as of the date hereof and (ii) no Default will have occurred and be continuing on such date. It is understood and agreed that the representations and warranties made by the Borrower in this paragraph are subject to the terms of Section 4.03 of the Credit Agreement.

5.            Continuing Effect of the Credit Agreement. This Waiver and Consent is limited solely to the matters expressly set forth herein and does not constitute a waiver and consent to any provision of the Credit Agreement other than as set forth in Section 2 above. Subject to the express terms of this Waiver and Consent, the Credit Agreement remains in full force and effect, and the Borrower and the Lenders acknowledge and agree that all of their respective obligations hereunder and under the Credit Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Waiver and Consent except to the extent specified herein. Upon the effectiveness of this Waiver and Consent, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect hereto.

6.            Miscellaneous. The provisions of Sections 10.04 (Expenses; Indemnity; Damage Waiver), 10.07 (Treatment of Certain Information; Confidentiality), 10.10 (Counterparts; Integration; Effectiveness), 10.11 (Survival of Representations and Warranties), 10.12 (Severability), 10.14 (Governing Law; Jurisdiction; Etc.), 10.16 (No Advisory or Fiduciary Responsibility), and 10.17 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement shall apply with like effect to this Waiver and Consent.

This Waiver and Consent shall constitute a “Loan Document” for all purposes under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Administrative Agent and the Required Lenders have caused this Waiver and Consent to be executed as of the date first above written.

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Elizabeth Fischer
Name: Elizabeth Fischer
Title: Authorized Signatory

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Arti Dighe
Name: Arti Dighe
Title: Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Nicolas Gitron-Beer
Name: Nicolas Gitron-Beer
Title: Executive Director

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ Akira Fujiwara
Name: Akira Fujiwara
Title: Managing Director

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

CITIBANK, N.A., as a Lender

By:	/s/ Matthew Sutton
Name: Matthew Sutton
Title: Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna De Magistris
Name: Donna De Magistris
Title: Authorized Signatory

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Derek Jensen
Name: Derek Jensen
Title: Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

Lloyds Bank, plc, as a Lender

By:	/s/ Cheryl Wilson
	Name:	Cheryl Wilson
	Title:	Head of Operations, North America

By:	/s/ Allen McGuire
	Name:	Allen McGuire
	Title:	Assistant Manager

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

Bank of China, Los Angeles Branch, as a Lender

By:	/s/ Yong Ou
Name: Yong Ou
Title: SVP & Deputy Branch Manager

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

DBS Bank Ltd., as a Lender

By:	/s/ SHETTY Surajkumar Prabhakar
Name: SHETTY Surajkumar Prabhakar
Title: Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

U.S. Bank National Association, as a Lender

By:	/s/ Susan M. Bowes
Name: Susan M. Bowes
Title: Senior Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

BNP PARIBAS, as a Lender

By:	/s/ Gregory R. Paul
Name: Gregory R. Paul
Title: Managing Director

By:	/s/ Todd Rodgers
Name: Todd Rodgers
Title: Director

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

First Hawaiian Bank, as a Lender

By:	/s/ Hanul Vera Abraham
Name: Hanul Vera Abraham
Title: Vice President

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]

Accepted and agreed to as of the date first
written above:

By:	/s/ David E. Wise
Name: David E. Wise
Title: SVP & Treasurer

[QUALCOMM Credit Agreement - Signature Page to Waiver and Consent No. 2]